EXHIBIT 10.64

Peabody COALSALES Company
Contract #LGE 02011
Amendment No. 3

AMENDMENT NO. 3 TO COAL SUPPLY AGREEMENT

THIS AMENDMENT NO. 3 TO COAL SUPPLY AGREEMENT (“Amendment No. 3”) is entered into effective as of September 15, 2003, by and between LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, 220 West Main Street, Louisville, Kentucky 40202 (Buyer”), and PEABODY COALSALES COMPANY, a Delaware corporation, 701 Market Street, Suite 830, St. Louis, Missouri 63101-1826 (“Seller”). In consideration of the agreements herein contained, the parties hereto agree as follows.

1.0 AMENDMENTS

The Agreement heretofore entered into by the parties, dated effective January 1, 2002 and identified by the Contract Number set forth above, as amended by Amendment No. 1 dated effective June 1, 2002, and Amendment No. 2 dated effective January 1, 2003 is hereby further amended as follows, the January 2, 2002 Agreement, as amended by Amendment No. 1, Amendment No. 2, and Amendment No. 3 is hereafter referred to as the “Agreement”:

2.0 QUANTITY

2.1                                 Section 3.1 Quantity, is deleted in its entirety and replaced with the following:

3.1                                 Quantity.

3.1.1 Seller shall sell and deliver and Buyer shall purchase and accept delivery of the following annual quantities of coal and/or coal synfuel:

YEAR	BASE QUANTITY (TONS)

2002	600,000
2003	350,000	- Quality A
	250,000	- Quality B
	400,000	- Coal Synfuel
2004	600,000	- Coal Synfuel/Coal
	250,000	- Quality B

3.1.2 In the event all or part of the Coal Synfuel quantities set forth in Section 3.1.1 above (i) cannot be unloaded or otherwise handled by Buyer without additional expense to Buyer, or (ii) causes adverse effects on the operation of Buyer’s generating stations (hereinafter referred to as an “Adverse Effect”), without limiting any of the remedies of Buyer hereunder, Buyer shall have the right to elect to take all or part of such Coal Synfuel tonnage listed above as coal designated as Quality A.

3.1.3 In the event all or part of the Coal Synfuel quantities set forth in Section 3.1.1 above cannot be timely delivered by Seller or otherwise becomes unavailable as a result of the curtailing, reduction and/or ending of production at the Gilbraltar Coal Synfuel facility, Seller shall timely supply all or part of such Coal Synfuel tonnage listed above as coal designated as either Quality A or Quality B, at Seller’s option.

3.0 SOURCE

3.1                                                                                 Section 4.1 Source, is deleted in its entirety and replaced with the following:

4.1                                 Source. The coal sold hereunder, including coal purchased by Seller from third parties, shall be supplied from the geological seams known as the Western Kentucky #9 and #11 seams. Coal designated as Quality A, as defined below, shall be supplied from the mining complex in Union County, Kentucky which is owned and operated by Seller’s affiliated company, Highland Mining Company (“Highland”). Coal designated as Quality B, as defined below, shall be supplied from: (i) the “Patriot Mining Complex” in Henderson County which consists of the Patriot Mine (a surface mining operation which is owned and operated by Seller’s affiliated company, Patriot Coal Company, LP (“Patriot”)) and the “Freedom Mine” (which is operated by Seller’s affiliated company, Ohio County Coal Company (“Ohio County”)); (ii) the Camp Complex in Henderson County, or (iii) the Gibraltar Mine in Muhlenberg County. Coal Synfuel sold hereunder shall be supplied from the Gibraltar Coal Synfuel Plant located in Muhlenberg County, Kentucky. The Camp Complex and the Gibraltar Mine are both owned and operated by Seller’s affiliated company, Peabody Coal Company (“Peabody Coal”). All of the foregoing sources of coal are hereinafter referred to as the “Coal Properties”. Highland, Patriot, Ohio County and Peabody shall be referred to collectively herein as “Producer.”

4.0 QUALITY

4.1                                 Section 6.1.1 Quality A, is deleted in its entirety and replaced with the following:

Quality A. The coal delivered hereunder which is designated as Quality A and the coal synfuel delivered hereunder shall conform to the following specifications on an “as received” basis:

QUALITY A

Specifications	Guaranteed Monthly Weighted Average (1)	Rejection Limits (per shipment)
BTU/LB.	min. 11,400	< 10 800

LBS/MMBTU:
MOISTURE	max. 10.53	> 12.00
ASH	max. 8.33	> 9.00
SULFUR	max. 2.89	> 3.10
SULFUR	min. 2.30	< 2.00
CHLORINE	max. 0.009	> .015
FLUORINE	max.
NITROGEN	max. 1.32	> 1.70

ASH/SULFER RATIO	min 3.22:1	> 3:1

SIZE (3” x 0”):
Top size (inches)*	max. 3x0	> 4x0
Fines (% by wgt) Passing 1/4” screen	max. 60	> 65

BY WEIGHT:
VOLATILE	max. 30	>29
FIXED CARBON	max. 43	>40
GRINDABILITY (HGI)	min. 50	<48
BASE ACID RATIO (B/A)	0.40	0.50
SLAGGING FACTOR**	max. 1.32	> 1.80
FOULING FACTOR***	max. 0.32	> 0.40

ASH FUSION TEMPERATURE (°F) (ASTM D1857)

REDUCING ATMOSPHERE
Initial Deformation	min. 1990	min. 1990
Softening (H=W)	min. 2065	min. 2050
Softening (H=1/2W)	min. 2105	min. 2075
Fluid	min. 2225	min. 2200

OXIDIZING ATMOSPHERE
Initial Deformation	min. 2330	min. 2300
Softening (H=W)	min. 2355	min. 2325
Softening (H=1/2W)	min. 2400	min. 2370
Fluid	min. 2480	min. 2400

(1) An actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Buyer’s generating stations.

* All the coal will be of such size that it will pass through a screen having circular perforations three (3) inches in diameter, but shall not contain more than fifty (50) per cent (50%) by weight of coal that will pass through a screen having circular perforations one-quarter (1/4) of an inch in diameter.

**                                  Slagging Factor (Rs)=(B/A) x (Percent Sulfur by WeightDry)

***                           Fouling Factor (Rf)=(B/A) x (Percent Na2O by WeightDy)

The Base Acid Ratio (B/A) is herein defined as:

BASE ACID RATIO (B/A) =	Fe2O3 + CaO + MgO + Na2O + K2O
(Si02 + Al2O3 + T1O2)

Note: As used herein	>	means greater than:
	<	means less than.

5.0 PRICE

5.1                                 Section 8.1 Base Price is deleted and replaced with the following:

The base price (“Base Price”) of the coal and coal synfuel to be sold hereunder will be firm and will be determined by the criteria set forth in Section 5 in accordance with the following schedule:

Year	Coal Synfuel Base Price (F.O. B. Barge)

2003	$1.0557 per MMBtu	$24.07 per ton
2004	$1.0886 per MMBtu	$24.82 per ton (1)

(1) Any shortfall of tonnage from calendar year 2003 will be the first tons shipped and unloaded in calendar year 2004. Such carryover tonnage will be priced at the 2003 price until all of the carryover tonnage has been delivered and unloaded.

Year	Coal Base Price Quality A (F.O.B. Barge)

2002	$1.1224 per MMBtu	$25.59 per ton
2003	$1.1224 per MMBtu	$25.59 per ton*
2003	$1.1351 per MMBtu	$25.88 per ton**
2004	$1.1680 per MMBtu	$26.63 per ton

* The Base Price for the first 150,000 tons of Quality A delivered in 2003

** The Base Price for the remainder of the tons of Quality A delivered in 2003

Year	Coal Base Price Quality B (F.O.B. Barge)

2003	$0.90 per MMBtu	$19.53 per ton
2004	$0.91 per MMBtu	$19.75 per ton

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 on the day and year below written, but effective as of the day and year first set forth above.

LOUISVILLE GAS AND ELECTRIC COMPANY	PEABODY COALSALES COMPANY

BY:	BY:
SVP - Energy Marketing

TITLE:

DATE:	DATE: